UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

POTLATCH HOLDINGS, INC.

(TO BE RENAMED POTLATCH CORPORATION)

(Exact name of registrant as specified in its charter)

Delaware	82-0156045
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

601 West Riverside Avenue, Suite 1100

Spokane, WA 99201

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $1.00 per share	New York Stock Exchange Pacific Stock Exchange Chicago Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-128403

Securities to be registered pursuant to Section 12(g) of the Act: NONE

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Common Stock, $1.00 par value per share, of Potlatch Holdings, Inc. (to be renamed Potlatch Corporation) (the “Registrant”), contained under “DESCRIPTION OF POTLATCH HOLDINGS CAPITAL STOCK” and “COMPARISON OF RIGHTS OF STOCKHOLDERS OF POTLATCH AND POTLATCH HOLDINGS” in the final Prospectus dated January 3, 2006 filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that forms a part of the Registrant’s Registration Statement on Form S-4 (Commission File No. 333-128403) filed on September 19, 2005, as amended, shall be deemed incorporated herein by reference.

Item 2. Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: January 20, 2006

Potlatch Holdings, Inc.
(to be renamed Potlatch Corporation)

By	/s/ Malcolm A. Ryerse
Malcolm A. Ryerse,
Corporate Secretary